Exhibit 99.2

GE ASSET INTELLIGENCE

Financial Statements

December 31, 2008

(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors
The General Electric Company:

We have audited the accompanying balance sheet of GE Asset Intelligence (the Company), a division of General Electric Capital Corporation, a wholly owned subsidiary of General Electric Company (GE), as of December 31, 2008, and the related statements of operations, GE net investment, and cash flows for the six months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GE Asset Intelligence as of December 31, 2008, and the results of its operations and its cash flows for the six months then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Stamford, Connecticut
December 1, 2009, except for note 11,
    as to which is March 17, 2010

GE ASSET INTELLIGENCE

Balance Sheet

December 31, 2008

Assets
Current assets:
Cash and cash equivalents	$300,000
Accounts receivable – net	4,013,505
Due from affiliates	324,688
Inventory – net	15,973,242
Deferred cost – current portion	11,390,382
Total current assets	32,001,817
Property and equipment – net	525,800
Intangible assets – net	3,464,641
Deferred cost – less current portion	16,379,513
Total other assets	20,369,954
Total assets	$52,371,771
Liabilities and GE Net Investment
Current liabilities:
Accounts payable	$2,457,484
Other accrued liabilities	2,560,119
Accrued warranty reserve	1,855,534
Deferred revenue – current portion	11,765,094
Total current liabilities	18,638,231
Deferred revenue – less current portion	16,915,356
Total long-term liabilities	16,915,356
Total liabilities	35,553,587
Commitments and contingencies (note 8)
GE net investment	16,818,184
Total liabilities and GE net investment	$52,371,771

See accompanying notes to financial statements.

GE ASSET INTELLIGENCE

Statement of Operations

Six months ended December 31, 2008

Revenues	$9,895,623
Revenues – affiliates	1,431,084
Cost of revenues	8,366,364
Cost of revenues – affiliates	1,431,084
Gross profit	1,529,259
Operating expenses:
Salaries and related expenses	5,101,181
General and administrative expenses	5,290,780
Impairment of goodwill	15,950,229
Impairment of intangible assets	850,232
Depreciation and amortization	764,273
Total operating expenses	27,956,695
Loss from operations	(26,427,436)
Other income, net	11,963
Net loss before income taxes	(26,415,473)
Tax benefit	—
Net loss	$(26,415,473)

See accompanying notes to financial statements.

GE ASSET INTELLIGENCE

Statement of GE Net Investment

Six months ended December 31, 2008

Balance – June 30, 2008	$39,615,106
Net loss	(26,415,473)
Distribution to GE	(620,006)
Net transfers from GE	4,238,557
Balance – December 31, 2008	$16,818,184

See accompanying notes to financial statements.

GE ASSET INTELLIGENCE

Statement of Cash Flows

Six months ended December 31, 2008

Operating activities:
Net loss	$(26,415,473)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	764,273
Provision for allowance for doubtful accounts	102,884
Impairment of goodwill	15,950,229
Impairment of intangible assets	850,232
Provision for inventory obsolescence	68,087
Changes in operating assets and liabilities:
Accounts receivable, including due from affiliates	91,700
Inventory	(127,143)
Deferred product costs	1,658,144
Accounts payable	(261,533)
Accrued tax receivable	5,464,708
Accrued warranty reserve	153,726
Other accrued liabilities	(10,928)
Deferred revenue	(1,267,483)
Net cash used in operating activities	(2,978,577)
Investing activity:
Capitalized expenditures for software development	(639,974)
Net cash used in investing activity	(639,974)
Financing activities:
Net transfers from GE	4,238,557
Distribution to GE	(620,006)
Net cash provided by financing activities	3,618,551
Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents – beginning of period	300,000
Cash and cash equivalents – end of period	$300,000
Supplemental information:
Cash paid for interest	$—
Cash paid for income taxes	—

See accompanying notes to financial statements.

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(1)	Nature of Business and Basis of Presentation

(a)	The Company

GE Asset Intelligence (the Company) is a division of General Electric Capital Corporation (GECC), which in turn is a wholly owned subsidiary of General Electric Company (GE). It designs, markets, and supports mobile asset management tools under the name GE VeriWise® Cellular and GE VeriWise® Satellite. GE launched its satellite product line in 2003. The cellular product line, originally under the name FleetviewTM, was launched in 1999 by Terion, Inc., whose assets were acquired by GECC in January 2007 in a transaction that was accounted for as a business combination. The Company’s offerings include the hardware communications devices and sensors installed in its customers’ mobile equipment, and the services to gather and display the information gathered from that hardware on Web sites available to its customers. The hardware includes a communication module that utilizes the cellular or satellite communications network, an ultrasonic transducer sensor for determining load/unload status, a GPS receiver and cellular or satellite antenna, door open/close sensors, temperature sensors, impact sensors, motion sensors, solar panels, and a tractor identification device. The equipment is able to send real-time and stored data to the end-user customer via a network operating center and/or direct XML data feed. The GE VeriWise® system provides the Company’s customers with real-time, Web-based data to actively manage and schedule their fleets of remote trailer, intermodal, or railcar assets, whether they are tethered to a tractor or locomotive or freestanding without tractor power, throughout the United States.

(b)	Basis of Presentation

For the period presented, the Company has maintained the accounts on a stand-alone basis and all services provided by GE were made at amounts that the Company believes approximate market value for such services.

(2)	Summary of Significant Accounting Policies

(a)	Accounting Principles

The Company’s financial statements are prepared in conformity with U.S. generally accepted accounting principles.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents. All cash transactions are processed through GE’s pooled treasury operation, and therefore, the Company has no operating cash account balances. The cash balance of $300,000 at December 31, 2008 represents a certificate of deposit with a third-party financial institution, accumulating interest at 2.6241%. The certificate of deposit matured on August 9, 2009.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(c)	Accounts Receivable

Trade accounts receivable consist of monthly and periodic billings to customers for communications/data services, product hardware, shipping charges, activation fees, and other charges as defined in customer contracts. The allowance for doubtful accounts is established and maintained based on estimates of accounts receivable collectibility. Management regularly estimates collectibility by specifically analyzing the accounts receivable aging and other historical factors that affect collections. Such factors include the historical trends of write-offs and recovery of previously written off accounts, the financial strength of customers, and economic and market conditions. The evaluation of these factors involves subjective judgments, and changes in these factors may significantly impact the financial statements. At December 31, 2008, the allowance for doubtful accounts was $385,309.

(d)	Inventory

The manufacture of the Company’s products is contracted domestically with one manufacturer. The costs of raw materials, labor, and kitting costs incurred to complete finished product are billed to the Company as the manufacturer incurs these costs. The inventory is stored at the manufacturing site, and shipped directly to the customers. The manufacturer sends a report of the physical inventory on hand to the Company on a weekly basis. The inventory balance consists of purchased raw materials and finished goods, and is stated at the lower of cost or net realizable value, with cost determined on a weighted average basis. All cash flows from sales of inventory are classified as operating activities in the statement of cash flows. Management estimates the amount of inventory that may be obsolete based on an analysis of each inventory category relative to current and expected operating trends, and provides a reserve for 100% of its value. At December 31, 2008, the inventory reserve was $979,908.

The supply of manufactured product is contracted with one manufacturer/supplier. Interruption of the relationship with or operations of this supplier would have uncertain effects on the Company’s ability to provide finished product to the Company’s customers.

(e)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Assets are depreciated on the straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Amortization of equipment under capital leases is also included in depreciation. Maintenance and repairs are expensed when incurred. However, major repairs that extend an asset’s useful life are capitalized.

(f)	Intangible Assets

Intangible assets comprise the purchased intangibles acquired from Terion, Inc., and the internally developed intangibles for capitalized software and Web site development. All of the Company’s intangibles are evaluated for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). Recoverability of these assets is assessed only when events have occurred that may give rise to an impairment. When a potential impairment has been identified, forecasted undiscounted net cash flows of the operations to which the asset relates are compared to the current carrying value of the assets being evaluated. If such cash flows are less than such carrying amounts, long-lived assets are written down to their respective fair values. The asset impairment losses incurred by the Company were $850,232 during the six months ended December 31, 2008, and are reported as impairment of intangible assets in the statement of operations.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(g)	Goodwill and Purchased Intangibles

On January 10, 2007, GECC acquired substantially all the assets and assumed certain liabilities of Terion, Inc. for $21,356,000 in cash, plus an additional $330,240 in severance costs paid to Terion, Inc. employees, and direct costs of $475,617. The purchase price of this acquisition was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. Management was responsible for determining the fair value of the assets acquired and liabilities assumed using certain assumptions and assessments including the income approach. Goodwill and identifiable intangible assets recorded in the acquisition are tested for impairment in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144. The following table presents the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Terion, Inc.
Cash and current assets	$2,042
Equipment	896
Intangibles	4,500
Goodwill	15,950
23,388
Less:
Assumed liabilities	1,226
Restructure/severance costs	330
Net book value of
purchase	$21,832

The identifiable intangible assets acquired and their estimated useful lives are as follows (in thousands):

Web site development	$2,700	5 years
Cargo sensor	1,100	5 years
Customer list	700	5 years

See note 6, Intangibles, for the complete list of all intangible assets and related amortization expense.

Goodwill is tested for impairment annually on June 30 of each fiscal year in accordance with SFAS No. 142. In addition, an impairment assessment between annual tests is required if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A two-step approach is required when testing goodwill for impairment. The first step compares the fair value of a reporting unit with its carrying amount, including goodwill. The Company consists of one reporting unit, and a discounted cash flow methodology is generally utilized to determine the fair value of the reporting unit. However, the information obtained from a bona fide third-party offer to acquire the Company was determined by management to be the best evidence of the fair value of this asset as of the date of the annual assessment in 2008. As the carrying amount of the reporting unit exceeds its fair value, the second step of the impairment test was performed to measure the amount of the impairment loss to be recognized in earnings. The second step measured the amount of impairment by allocating the fair value of the reporting unit determined in step one to the individual assets and liabilities within the reporting unit. The excess of this fair value allocation is the implied fair value of goodwill, which is compared to the carrying amount of goodwill, resulting in an impairment loss of $15,950,229 for the six months ended December 31, 2008. The full amount of goodwill from the purchase is expected to be deductible for tax purposes.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(h)	Capitalized Software Development and Web Site Development Costs

The Company capitalizes costs of software development and Web site development. Specifically, the assets comprise an implementation of Oracle Enterprise Resource Planning (ERP) software, enhancements to the GE VeriWise® systems, and a customer interface Web site (which is the primary tool used to provide data to its customers). The Web site employs updated Web architecture and improved functionality and features, including, but not limited to, customization at the customer level, enhanced security features, custom virtual electronic geofencing of landmarks, GPS-based remote mileage reporting, and richer mapping capabilities. In accordance with the consensus reached in Emerging Issues Task Force Issue No. 00-02, Accounting for Web Site Development Costs and American Institute of Certified Public Accountants Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company capitalized the costs incurred during the “development” and “enhancement” stages of the software and Web site development in 2008. The Company capitalized $639,974 for Web site enhancements for the six months ended December 31, 2008. Costs incurred during the “planning” and “post implementation/operation” stages of development were expensed.

(i)	Income Taxes

The Company primarily operates through a single-member limited liability company that is treated as disregarded from its owner, GECC, for income tax purposes. As such, the Company is included in the consolidated federal income tax return of GE. For purposes of these financial statements, the tax provision for all operations has been prepared on a stand-alone basis, as if the Company was a taxable entity filing a separate U.S. tax return and separate state and local tax returns.

Deferred tax assets and liabilities are recorded when a difference exists between an asset or liability’s financial statement value and its tax reporting value, and for other temporary differences as defined by SFAS No. 109, Accounting for Income Taxes. The deferred tax asset or liability is recorded based on tax rates expected to be in effect when the difference reverses.

The Company has historically settled its taxes with GECC, under its practice, which allocates taxes on a separate-company basis but provides benefits for current utilization of losses. For purposes of these financial statements, all taxes payable or receivable have been treated as settled with GECC through June 30, 2008. As such, the financial statements do not reflect a deferred tax asset for net operating losses (NOL) relating to the periods ended on or before June 30, 2008.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(j)	Revenue Recognition, Deferred Revenue, and Deferred Cost

The Company earns revenues from monitoring equipment and spare parts sold to customers (for which title transfers on date of customer receipt) and from the related customer service under contracts that generally provide for service over periods from one to five years. The service revenue relates to charges for monthly messaging usage and value-added features charges. The usage fee is a monthly fixed charge based on the expected utilization according to the rate plan chosen by the customer.

The Company’s revenue by component for the six months ended December 31, 2008 was as follows:

Product – systems	$5,390,153
Service and other	5,936,554
Total revenue for
the period	$11,326,707

Service revenue generally commences upon equipment installation and customer acceptance, and is recognized over the period such services are provided. Other revenue, which consists primarily of installation and freight charges, is recognized upon equipment installation and customer acceptance for installation and upon shipment of equipment for freight. Spare parts sales are reflected in product – systems revenues and recognized on the date of customer receipt of the part.

The Company recognizes revenues under the provisions of Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104, Revenue Recognition. Under SAB No. 101, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. These criteria include requirements that the delivery of future products or services under the arrangement is not required for the delivered items to serve their intended purpose. Under these provisions, all of the Company’s billings for equipment and the related cost are deferred, recorded, and classified as a current and long-term liability and a current and long-term asset, respectively. Deferred revenue and cost are recognized over the service contract life, beginning at the time that a customer acknowledges acceptance of the equipment and service. The customer service contracts typically range from one to five years. During the six months ended December 31, 2008, the Company amortized deferred revenue of $5,449,612.

(k)	Research and Development Expenses

Expenditures for research, development, and engineering of products and manufacturing processes are expensed as incurred. These expenses include continued product development and engineering support costs for test development and technical services. The research and development expenses, which are included in general and administrative expenses, incurred during the six months ended December 31, 2008 were $3,408,723.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(l)	Rent Expense

Rent expense is recognized on a straight-line basis over the lease term. Rent expense of $353,036 for the six months ended December 31, 2008 is included in general and administrative expense, and includes all charges for common area maintenance, insurance, utilities, security, and janitorial service.

(m)	Warranty

The Company warrants its products against defects in materials and workmanship for a period of 12 months from the date of acceptance by the customer. The customers may buy an extended warranty providing coverage up to a maximum of 60 months. The purchased warranty period for one significant customer is 60 months. A provision for estimated future warranty costs is recorded for expected or historical warranty matters related to equipment shipped.

The following table summarizes warranty activity during the six months ended December 31, 2008:

Accrued warranty reserve – beginning of period	$1,701,808
Plus accruals for product warranties issued	958,062
Product replacements and other warranty expenditures	(439,954)
Expiration of warranties under (over) warranty accruals	(364,382)
Accrued warranty reserve – end of period	$1,855,534

(n)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates are in the areas of inventory, long-lived assets, warranty, and deferred revenue and costs. Actual results could differ from those estimates.

(o)	New Accounting Pronouncements Not Yet Adopted

There are no new accounting pronouncements that would have any material effect on the Company’s balance sheet or statement of operations.

(3)	Significant Customers

Significant portions of the Company’s service revenues are concentrated with two customers. Sales to customer “A” were 44% ($2,478,133) of total sales for the six months ended December 31, 2008. Accounts receivable related to this customer were $651,610 at December 31, 2008. A second customer “B” (a related-party customer) accounted for approximately 13% ($700,136) of total sales for the six months ended December 31, 2008. Accounts receivable for this customer were $167,390 at December 31, 2008. The sales amounts are the actual sales invoiced, which is different from revenue recognized in the statement of operations (note 2, Summary of Significant Accounting Policies).

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

The loss of significant customer “A” would have a material adverse impact on the financial condition of the Company. The risk factor associated with this customer should be considered in evaluating the financial condition of the Company.

(4)	Related-Party Transactions

Products and services sold to various GE affiliates by the Company were 20% ($2,224,238) of the total sales for the six months ended December 31, 2008. The sales amounts are the actual sales invoiced, which is different from revenue recognized in the statement of operations. Receivables from the GE affiliates were $324,688 at December 31, 2008, principally related to sales made under these arrangements.

GE and its non-GE Asset Intelligence affiliates provide a variety of services to the Company. Certain services, such as administering employee benefit plans and paying related claims, provision of voice and data networking, outsourcing of certain functions and other corporate services, and headquarters’ overhead (including costs for executive compensation and stock options), are charged to the Company as utilized by the Company. Billings for these corporate charges from GE are presented in general and administrative expenses in the accompanying statement of operations.

The Company was billed $2,224,432 for various products, services, and support from various GE affiliates during the six months ended December 31, 2008. There are no payables to GE affiliates resulting from procurement activity. The intercompany charges are automatically cleared in the GE system, leaving no payable balances, and are included in the “GE net investment” balance.

The Company uses a centralized approach to cash management and to finance its operations. GECC provided financial support for the Company to meet its obligations and finance its operations as a result of operating losses and negative cash flows from operations for the periods presented and has continued to provide such financial support through the date of issuance of these financial statements on March 17, 2010. Cash deposits from operations are transferred to GE on a daily basis and are pooled with GE. GE does not specifically distinguish payments to or from the Company’s operations as capital contributed/distributed or receivables/payables with GE, but rather considers all such amounts, including retained earnings/losses of the Company, as invested equity, which is included in “GE net investment” in the Company’s historical financial statements. Distributions from the net investment balance are determined at the discretion of GE. As a result, none of GE’s cash, cash equivalents, or debt at the corporate level have been allocated to the Company’s financial statements. However, GE has historically charged a representative cost of capital to the Company against the net investment in the Company (net investment is defined by GE as total assets less nondebt liabilities less deferred tax liabilities). Under this methodology, the Company has recorded a distribution to GE of $620,006 for the six months ended December 31, 2008.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(5)	Inventory

Inventories consist primarily of finished product and raw materials used in the manufacturing and kitting of product. Inventories consist of the following as of December 31, 2008:

Finished products	$1,691,544
Raw materials	15,261,606
Total inventory	16,953,150
Less reserve for obsolescence	(979,908)
Net inventory	$15,973,242

(6)	Intangibles

Intangible assets consist of the following as of December 31, 2008:

Web site development	$2,700,000
Cargo sensors	532,768
Customer list	417,000
Product enhancements	1,859,649
Oracle ERP implementation	305,633
5,815,050
Less accumulated amortization	(2,350,409)
$3,464,641

The Web site development and customer list intangibles are being amortized on a straight-line basis, and the cargo sensors intangible is being amortized on a units-sold basis. The product enhancements and Oracle ERP implementation intangibles are being amortized on a straight-line basis over periods ranging from 58 to 60 months. Amortization expense for these intangible assets for the six months ended December 31, 2008 was $610,834. Future amortization expense for these intangible assets is as follows:

Amortization
expense
Year ending December 31:
2009	$1,045,342
2010	1,166,986
2011	1,021,633
2012	145,348
2013	85,332
$3,464,641

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(7)	Property and Equipment

Property and equipment consist of the following as of December 31, 2008:

Business machinery	$597,946
Office and miscellaneous equipment	69,163
Equipment under capital lease	254,416
Leasehold improvements	326,299
Furniture	11,452
1,259,276
Less accumulated depreciation
and amortization	(733,476)
$525,800

Depreciation and amortization expense was $153,439 for the six months ended December 31, 2008. Included in depreciation and amortization expense is depreciation of equipment under capital leases of $31,914 for the six months ended December 31, 2008.

(8)	Commitments and Contingencies

(a)	Operating Leases

The Company leases two facilities under operating subleases. The facilities sublease in Plano, Texas, which includes all charges for common area maintenance, insurance, utilities, security, and janitorial service, may be terminated by the Company in March 2010 with nine months prior written notice, and the reimbursement of unamortized tenant improvement allowance, commissions, and free rent. If any default by the sublandlord under the terms of its overlease for the facilities adversely impacts the Company’s rights under the sublease, the Company may either terminate the sublease with 60 days prior written notice or attempt to negotiate a direct lease for the premises. The rent expense per month for this sublease is $21,846 or $262,158 annually. In June 2009, the Company gave notice to terminate the lease in Plano, Texas, with plans to vacate in March 2010. The facility’s sublease in Schaumburg, Illinois is with an affiliate, GE Money, and expires February 28, 2011. At November 20, 2009, the lease space remained abandoned, as a result of the Company restructuring in June 2009. See Subsequent Events described at note 11. The schedule below states future minimum lease obligations for the Schaumburg lease should the property not be subleased.

Equipment leases for copiers, printers, and a postage machine expire at various times within the next 12 months. Other than the Schaumburg facility lease, the Company has no long-term operating lease commitments.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

If the Schaumburg facility space is not sublet, the future minimum lease obligations for all noncancelable operating lease agreements with initial or remaining terms exceeding one year at December 31, 2009 are presented at cost as follows:

			Schaumburg,
	Total	Equipment	Illinois	Plano, Texas
2009	$806,594	5,077	539,359	262,158
2010	609,976	5,077	539,359	65,540
2011	93,000	5,077	87,923	—
2012	—	—	—	—
2013 and thereafter	—	—	—	—
Total future
minimum
payments	$1,509,570	15,231	1,166,641	327,698

(b)	Capital Leases

The Company leases certain network equipment under a lease that includes a bargain purchase option and, therefore, is accounted for as a capital lease under SFAS No. 13, Accounting for Leases. Accordingly, the equipment is capitalized at the present value of the minimum lease payments and depreciated over its expected useful life. A portion of each payment is allocated to interest expense. The remaining lease contracts will be fulfilled in 2009.

(c)	Litigation and Claims

The Company has been named as one of several defendants in a lawsuit, filed in the United States District Court, Eastern District of Texas, Tyler Division (09-cv-00157). The plaintiff, Innovative Global Systems, L.L.C. (IGS), alleges that Turnpike Global Technologies, L.L.C., Cadec Global, Inc., Xata Corporation, Trimble Navigation Ltd., Network Fleet, Inc., and the Company have infringed certain patents and have requested that the court assess compensatory damages against each defendant and enjoin further infringing activities by the defendants. In addition, IGS has demanded that the defendants pay pre and post judgment interest, plus attorneys’ fees and costs. Trimble Navigation Ltd. has settled. Trial of the case has been set for February 14, 2011. See Subsequent Events described at note 11.

The Company’s parent is the sole defendant in Joseph Smith v. General Electric Company in the United States District Court, Eastern District of Texas, Marshall Division (07-cv-527), a patent infringement claim regarding the Company’s GE VeriWise® satellite-based services. The plaintiff seeks damages, interest, an injunction, and attorneys’ fees. On August 21, 2008, the U.S. Patent and Trademark Office granted the Company’s reexamination request regarding the asserted patent. On September 9, 2009, pursuant to a stipulation of the parties, the court stayed the case pending an ex parte reexamination of the patent. The Company believes the claims in the case are without merit. The Company has vigorously defended the case and will continue to do so if the case is resumed after the completion of the reexamination. At this time, the Company cannot estimate the amount of monetary damages, if any, or other consequences that might result from this lawsuit. Substantial money damages or an injunction against the manufacture, sale, or use of the Company’s allegedly infringing products could have a material adverse effect on the Company.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

On April 3, 2009, the Company entered into a settlement agreement with ORBCOMM with respect to a supply agreement dated October 10, 2006, to supply up to 412,000 units of in-production and future models of subscriber communicators through December 31, 2009. The Company did not purchase its minimum committed volumes for 2007 and 2008. Pursuant to the settlement agreement, the Company paid $800,000 as settlement for not fulfilling its minimum committed volume. The $800,000 is included in general and administrative expense for the six months ended December 31, 2008. The Company and ORBCOMM terminated the 2006 agreement and all their respective obligations relating to it, and released each other from any claims relating to their obligations arising under the 2006 agreement, except for certain obligations related to warranties, indemnities, confidentiality, and intellectual property. The Company also entered into a long-term agreement with ORBCOMM, pursuant to which ORBCOMM provides telecommunications services with respect to the Company’s services offerings. ORBCOMM maintains the satellite system used with the Company’s duplex satellite service, and now acts as reseller to the Company for its current cellular offering of services from the wireless provider with which the Company previously had a direct relationship.

The Company may be subject to various other legal proceedings and claims that arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with respect to these other actions would not materially affect the financial statements of the Company.

(d)	Committed Agreements

The Company entered into a noncancelable outstanding purchase order contract with a hardware provider. The Company did not fulfill the commitment of purchasing the specified number of units by the end of January 2009. The remaining commitment was for approximately 5,000 units, or $990,000. The Company has taken steps to terminate such commitment for what it believes is cause and therefore has not provided for any termination costs.

On March 18, 2008, the Company entered into a one-year agreement with its cellular service provider to provide data communication services for its dual-mode (digital and analog) line of VeriWiseTM Cellular products. This agreement became effective as of March 20, 2008. Under the terms of this agreement, the Company paid this provider a base monthly fee for each device plus airtime and bandwidth usage. The Company was expected to activate and maintain a minimum number of 50,000 devices during the contract term. The Company was obligated to pay a device shortfall charge of $248,616 for failing to meet the active device minimum thresholds. This shortfall payment is recorded within other accrued liabilities as of December 31, 2008. On July 10, 2009, the Company discontinued its direct contractual relationship with this provider for such device communication services.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(9)	Income Tax

The provision for income taxes for the six months ended December 31, 2008 comprises the following:

Deferred tax expense	$10,438,558
Increase in valuation allowance	(10,438,558)
Total tax benefit	$—

At December 31, 2008, the Company had U.S. federal and state net operating loss (NOL) carryforwards of approximately $7,530,215. The federal NOL will expire at various dates beginning in 2028.

Significant components of the deferred tax assets and deferred tax liabilities are presented below:

Deferred tax assets attributable to:
Warranty reserve	$733,864
Accrued expenses and other
current liabilities	574,041
Inventory	387,554
Deferred revenue	11,343,118
Net operating losses	2,978,200
Tax deductible goodwill	7,008,683
Property and equipment	35,896
Total deferred tax assets	23,061,356
Valuation allowance	(11,155,038)
Total deferred tax assets, net	11,906,318
Deferred tax liabilities attributable to:
Deferred cost	(10,982,993)
Intangible assets	(923,325)
Total deferred tax liabilities	(11,906,318)
Net deferred tax asset	$—

The valuation allowance for deferred tax assets as of December 31, 2008 was $11,155,038. The valuation allowance at December 31, 2008 was primarily related to U.S. federal and state NOL carryforwards and basis differences for deductible goodwill that, in the judgment of management, are not more likely than not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of current period taxable losses and projections for future taxable losses over the periods in which the deferred tax assets are deductible, management believes it is not more likely than not that the Company will realize the benefits of these deductible differences.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(10)	Employee Benefits

Employees and retirees of the Company participate in a number of employee benefit plans maintained by GE and its affiliates. The benefit plans are described below:

(a)	Pension Benefits

The principal pension plan benefits are provided under the GE Pension Plan. This is a defined benefit plan, which provides benefits to certain U.S. employees of the Company based on the greater of a formula recognizing career earnings or a formula recognizing length of service and final average earnings. Eligible employees also may participate in the GE Supplementary Pension Plan (GE SSP) or GE Savings and Security Program (S&SP). The GE SSP is an unfunded plan providing supplementary retirement benefits primarily to higher-level, longer-service U.S. employees. S&SP is a defined contribution plan in which eligible employees may invest a portion of their earnings (generally, up to 30.0% with GE matching half of each employee’s contribution, up to 3.5% of the employee’s gross earnings) in various S&SP funds.

(b)	Health and Life Benefit

The principal retiree health and life plan benefits are covered under the GE Life, Disability, and Medical Plan, a health and welfare plan, which provides benefits to pay medical expenses, dental expenses, flexible spending accounts for otherwise unreimbursed expenses, short-term disability benefits, and life and accidental death and dismemberment insurance benefits. Retirees share in the cost of healthcare benefits.

(c)	IEA Benefits

Income Extension Aid (IEA) benefits are benefits available upon involuntary termination of employment. This benefit is calculated based upon years of service.

The costs of employee benefits described above are managed by GE, and are billed by GE to the Company based upon either a percentage of compensation or actual payments made, and are recorded within salaries and related expenses. The associated pension costs were $41,734 for the six months ended December 31, 2008. The associated health benefits were $737,671 for the six months ended December 31, 2008.

The Company retains liability for the potential healthcare-related costs to be incurred by separated employees with continuation of benefits. Accordingly, the Company has reserved $69,837 as of December 31, 2008.

(Continued)

GE ASSET INTELLIGENCE

Notes to Financial Statements

December 31, 2008

(11)	Subsequent Events

During February 2009, the Company carried out an operational restructuring and incurred severance, facility closure and other costs for an aggregate restructuring expense of $1,476,426.  The restructuring involved the closure of two operating facilities in Schaumburg, Illinois and Wayne, Pennsylvania. Both facility closures were completed by June 30, 2009. There were no restructuring costs incurred by the Company with the Wayne, Pennsylvania closure. GE is reimbursing the Company for all restructuring costs, except the costs incurred with the Schaumburg, Illinois facility closure.

On July 10, 2009, the Company paid $248,616 to its wireless services provider for failing to place a minimum number of wireless units online. On July 10, 2009, the Company discontinued its direct contractual relationship with this provider.

On July 31, 2009, the Company entered into a five-year service agreement with a customer to provide tracking services. The agreement covers 1,090 GE Veriwise® devices installed on that customer’s railcars. The devices were originally provided to the customer in 2008 under the terms of an operating lease, as part of an agreement with an affiliate.

On November 23, 2009, the Company and the plaintiff in the Innovative Global Systems, LLC lawsuit described in note 8 (c) entered into a memorandum of understanding under which they would enter into a patent license agreement and as a result the lawsuit would be dismissed. Completion of the settlement occurred on December 15, 2009 with the Company making a payment of an agreed upon amount for a paid up license fee.  Based on management’s estimate of value ascribed to the patent licenses received, it was determined that the Company did not incur a loss on settlement, and no expense was recorded.

On January 7, 2010, the Company was acquired by and became a wholly-owned subsidiary of I. D. Systems, Inc.

The Company has provided the subsequent events update as of March 17, 2010.